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                                    Exhibit 5

                            LEGAL OPINION AND CONSENT





May 19, 1999


Columbia Bancorp
P.O. Box 1050
The Dalles, Oregon  97058

               RE:    COLUMBIA BANCORP - FORM S-8 REGISTRATION STATEMENT

To Columbia Bancorp:

               I have served as counsel to Columbia Bancorp (the "Company") in connection with the Registration Statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 318,597 shares of common stock, no par value, of the Company (the "Shares"). The Shares are to be issued under and pursuant to the Company's 1999 Stock Incentive Plan (the "Plan").

               In connection with the Registration Statement, I advise you that, in my opinion, when the Shares have been issued and sold pursuant to the provisions of the Plan, and in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

               I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/
                                                   -----------------------------
                                                   Bennett H. Goldstein